Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated April 9, 2009 relating to the financial statements of Chaolei Marketing and Finance Co.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/Jewett, Schwartz, Wolfe & Associates

Jewett, Schwartz, Wolfe & Associates
Hollywood, Florida
April 10, 2009